Exhibit 99.1

CONSENT OF INDEPENDENT VALUATION EXPERT

We hereby consent to the reference to our name and description of our role in the valuation process of certain commercial real estate assets of Pacific Oak Strategic Opportunity REIT, Inc. (the “Company”) being included or incorporated by reference into the Company’s Registration Statement on Form S-3 (File No. 333-156633) and the related prospectus, included therein, by being filed on a Current Report on Form 8-K, to be filed on the date hereof. In giving this limited consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended; nor do we consent to, adopt or otherwise express any views as to the accuracy or completeness of any other representations in the referenced documents.

December 13, 2024	/s/ Kroll, LLC
Kroll, LLC